UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   October 14, 2019

MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-192060	45-3797537
(Commission File Number)	(I.R.S. Employer Identification No.)

106 Main Street #4E

Burlington, VT 05401

(Address of principal executive offices)

(425) 214-4079

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934: NONE

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Approval of Amendment to Articles of Incorporation for Reverse Stock Split, Name Change

On September 23, 2019, the Board of Directors of Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), approved an amendment to the Company’s Articles of Incorporation, as amended to date (the “Amendment”), to effect a reverse stock split at a ratio of not less than 1:40 and not greater than 1:150, such that every holder of common stock of the Company (the “Common Stock”) shall receive not less than one share of Common Stock for every forty shares of Common Stock and not more than one share of Common Stock for every one hundred fifty shares of Common Stock held, at a ratio to be determined by the Board of Directors prior to implementation of the reverse stock split (the “Reverse Stock Split”), and to change the name of the Company to MTB, Inc. (the “Name Change”).  The Board of Directors recommended the Amendment to the shareholders of the Company for their approval.

Between October 4 and October 14, 2019, the Company received approval by written consent from the holders of 30,665,426 shares of the Company’s Common Stock which constituted a majority of the shares of the Corporation’s common stock that were issued and outstanding on October 3, 2019, the record date for the shareholder vote, to approve and adopt the Amendment, and to authorize the Board of Directors to determine the ratio for the Reverse Stock Split, and to implement the Reverse Stock Split and the Name Change.  The shareholders also ratified the entry by the Company into an Agreement and Plan of Merger (the “Agreement”) by and among the Company, Banner Midstream Corp., a Delaware corporation (“Banner”), and MTB Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), relating to a merger (the “Merger”) between Banner and Merger Sub, which was previously reported by the Company. The shareholders also granted the Board of Directors the authority to effectuate either the Name Change or the Reverse Stock Split, or both, and to not file the Amendment if the Board of Directors determines that either the Reverse Stock Split or the Name Change or both are not in the best interests of the Company or its stockholders.

As of the date of this Current Report, the Board had not filed the Articles of Amendment, as the Company was continuing its due diligence related to the Merger described above. The Name Change and the Reverse Stock Split are conditions to the closing of the Merger, and the Company anticipates that the filing of the Amendment will occur prior to the closing of the Merger. The Company will provide additional information relating to the filing of the Amendment and the closing of the Merger in subsequent reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	October 16, 2019
By:	/s/ Richard Marshak
Name:	Richard Marshak
Title:	Chief Executive Officer